Exhibit 99.2

Hancock Fabrics, Inc.                                                                           FOR IMMEDIATE RELEASE
Corporate Headquarters
One Fashion Way
Baldwyn, MS 38824                                                                              March 22, 2007

Released by: Bruce Smith
                        (662) 365-6112

HANCOCK FABRICS RECEIVES APPROVAL OF "FIRST DAY MOTIONS"

Hancock Fabrics, Inc. (NYSE symbol: HKF), which announced yesterday it had filed a voluntary petition for Chapter 11 relief in the United States Bankruptcy Court for the District of Delaware, reported today that it received bankruptcy court approval of a $105 million DIP (debtor-in-possession) financing arrangement with Wachovia Bank, N.A., in which Hancock will gain additional borrowing capacity necessary to operate successfully under Chapter 11. In addition, the Company has reached an agreement in principle with another lender for an additional loan of up to $17.5 million.

Hancock also received bankruptcy court approval for a number of "First Day Motions" to support its employees, customers, vendors and other stakeholders. Among other things, the court approved requests to continue to pay Hancock's employees and to fulfill the needs of the Company's customers.

Forward-Looking Statement

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. There are a number of factors that could cause the Company's actual results to differ materially from the expected results described in the Company's forward-looking statements.

There can be no assurance that the Company's restructuring will be successful. Risk factors related to the restructuring efforts that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: (a) the Company's ability to continue as a going concern; (b) the Company's ability to obtain adequate financing; (c) the Company's success in obtaining various court approvals; (d) the ability of the Company to maintain reasonable business relationships with its merchandise and other vendors. Other risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 and other Company filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information or future events.

Hancock Fabrics, Inc. - America's Fabric Store - is committed to serving creative enthusiasts with a complete selection of fashion and home decorating textiles, sewing accessories, needlecraft supplies and sewing machines, through retail stores and an Internet store at www.hancockfabrics.com.